As filed with the Securities and Exchange Commission on August 22, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Scienture Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-3673928
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

20 Austin Blvd.

Commack, NY 11725

(631) 670-6039

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Narasimhan Mani

Co-Chief Executive Officer and President

Scienture Holdings, Inc.

20 Austin Blvd.

Commack, NY 11725

(631) 670-6039

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Kate L. Bechen

Louis D. Kern

Dykema Gossett PLLC

111 E. Kilbourn Ave., Suite 1050

Milwaukee, WI 53202

(414) 488-7300

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and the selling stockholders are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 22, 2025

PRELIMINARY PROSPECTUS

SCIENTURE HOLDINGS, INC.

2,097,317 Shares of Common Stock

This prospectus relates to the resale from time to time of up to 2,097,317 shares of Scienture Holdings, Inc. (the “Company,” “we,” “our,” and “us”) common stock, par value $0.00001 per share (“Common Stock”), by the selling stockholders identified herein (collectively, with any of such stockholders’ transferees, pledgees, assignees, distributees, donees or successors-in-interest, the “Selling Stockholders”). The shares of Common Stock being registered hereunder consist of up to 2,097,317 shares of Common Stock held by the Selling Stockholders (the “Shares”). For additional information on the Shares, see the section of this prospectus entitled “Prospectus Summary - The Selling Stockholder Transactions.”

The registration of the Shares covered by this prospectus does not mean that a Selling Stockholder will offer or sell any of the Shares. The Selling Stockholders acquired the Shares in private transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

We will not receive any proceeds from the resale of the Shares by the Selling Stockholders in this offering. All selling and other expenses incurred by the Selling Stockholders will be paid by each of the Selling Stockholders, except for certain legal fees and expenses, which will be paid by us. The Selling Stockholders may sell, transfer or otherwise dispose of any or all of the Shares offered by this prospectus from time to time on The Nasdaq Stock Market LLC (“Nasdaq”) or any other stock exchange, market, or trading facility on which the shares are traded, or in private transactions. The Selling Stockholders may offer, sell, or otherwise dispose of the Shares at fixed prices, market prices prevailing at the time of sale, prices related to prevailing market prices, or privately negotiated prices. Refer to the section of this prospectus entitled “Plan of Distribution” for more information regarding how the Selling Stockholders may offer, sell, or dispose of their Shares. We will bear all fees and expenses incident to our obligation to register the Shares.

Our Common Stock is traded on Nasdaq under the symbol “SCNX”. On August 21, 2025, the last reported sale price of our Common Stock on Nasdaq was $[●] per share. Our principal executive offices are located at 20 Austin Blvd., Commack, NY 11725.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “smaller reporting company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an smaller reporting company.

Investing in our Common Stock involves risks. Before buying any shares of Common Stock, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 7 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Stockholders may, from time to time, offer and sell or otherwise dispose of the shares of our Common Stock covered by this prospectus. We will not receive any proceeds from the sale by the Selling Stockholders of the Shares offered by it described in this prospectus. We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part. The prospectus supplement or post-effective amendment may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. The registration statement we filed with the SEC, of which this prospectus forms a part, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus, any post-effective amendment, and any applicable prospectus supplement and the related exhibits filed with the SEC before making your investment decision. The registration statement and the exhibits can be obtained from the SEC, as indicated under the section of this prospectus entitled “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus. Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholders take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither we nor the Selling Stockholders are making an offer to sell our Common Stock in any jurisdiction where the offer or sale thereof is not permitted. You should not assume that the information appearing in this prospectus any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read carefully the entirety of this prospectus before making an investment decision.

Industry And Market Data

Some of the market and industry data contained in this prospectus are based on independent industry publications or other publicly available information. We believe this information is reliable as of the applicable date of its publication, however, we have not independently verified and cannot assure you as to the accuracy or completeness of this information. As a result, you should be aware that the market and industry data contained herein, and our beliefs and estimates based on such data, may not be reliable.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein. This summary does not contain all of the information you should consider before investing in our shares of Common Stock. Before deciding to invest in our shares of Common Stock, you should read this entire prospectus carefully, including the section of this prospectus entitled “Risk Factors” beginning on page 7.

As used in this prospectus, unless the context requires otherwise, the terms “Company,” “Scienture Holdings, Inc.,” “we,” “our” and “us” refer to Scienture Holdings, Inc. and its consolidated subsidiaries.

Company Overview

We are a holding company for existing and planned pharmaceutical operating companies focused on providing enhanced value to patients, physicians and caregivers through developing, bringing to market, and distributing novel specialty pharmaceutical products to satisfy unmet market needs. Currently, we own all issued and outstanding interests of Scienture, LLC, our primary operating subsidiary, and Bonum Health, LLC, a subsidiary that we are in the process of winding down.

Operating since 2019, Scienture, LLC, located in Commack, New York, is a specialty pharmaceutical company focused providing enhanced value to patients, physicians and caregivers by offering novel specialty products to satisfy unmet market needs. In this regard, Scienture, LLC is in the process of developing and commercializing products for the treatment of central nervous system (“CNS”) and cardiovascular (“CVS”) diseases as well as a broad range of novel product candidates including new potential treatments for hypertension, migraine, pain and thrombosis and other related disorders.

Scienture, LLC’s vision is to be a leader in the industry by developing and commercializing new medicines for the treatment of CNS and CVS diseases and across other therapeutic areas. Key elements of Scienture, LLC’s strategy to achieve this vision include:

●	Advance product candidates through clinical studies and toward commercialization. Scienture, LLC is in various stages of clinical development for the product candidates in its pipeline, and it intends to move these programs efficiently toward being commercially available to patients, subject to approval by the U.S. Food and Drug Administration (the “FDA”).

●	Drive growth and profitability. Using dedicated sales and marketing resources in the U.S., which Scienture, LLC is in the process of building, Scienture, LLC will seek to drive the revenue growth of its product candidates approved for marketing by the FDA.

●	Continue to grow pipeline. Scienture, LLC will continue to evaluate and seek to develop additional product candidates that it believes have significant commercial potential through Scienture, LLC’s internal research and development efforts.

●	Target strategic business development opportunities. Scienture, LLC is exploring a broad range of strategic opportunities. This may include in-licensing products and entering into co-promotion and co-development partnerships for Scienture, LLC’s product candidates, although no agreements have been reached.

Scienture, LLC currently has four primary product candidates in its development pipeline, summarized below, and is engaged in a variety of research and development efforts to develop novel product candidates for the treatment of various disease conditions. To date, Scienture, LLC has not generated revenue from product sales and will not generate such revenues until it successfully obtains regulatory approval for, and commercializes, its product candidates.

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Scienture, LLC has devoted and will continue to devote significant resources to research and development activities, and expects to incur significant expenses as Scienture, LLC continues advancing its product candidates towards FDA approval and expanding product indications for approved products and its intellectual property portfolio. Scienture, LLC’s expectations regarding its research and development programs are subject to risks, including the risk that Scienture, LLC’s financial condition and results of operations may be materially and adversely affected by delays and failures in the completion of clinical development of its product candidates, which could increase its costs or delay or limit our ability to generate revenues.

Scienture, LLC currently depends on third-party commercial manufacturing organizations (“CMOs”) for its manufacturing operations, including the production of raw materials, finished dosage form product, and product packaging for both its planned product commercialization and for use in its preclinical and clinical research. Scienture, LLC does not own or operate manufacturing facilities for the production of any of its product candidates nor does Scienture, LLC have plans to develop its own manufacturing operations in the foreseeable future to support clinical trials or commercial production. Scienture, LLC currently employs internal resources to manage its manufacturing contractors.

Scienture, LLC is in discussion with CMOs headquartered in North America, Europe and Asia for its pipeline product candidates. These CMOs offer a comprehensive range of commercial contract manufacturing and packaging services.

If Scienture, LLC fails to produce its products and product candidates in the volumes that it requires on a timely basis, or fails to comply with stringent regulations applicable to pharmaceutical drug manufacturers, Scienture, LLC may face delays in the development and commercialization of its products and product candidates or be required to withdraw its products from the market for risks associated with manufacturing and supply of its products and product candidates.

SCN-102 (ARBLITM - Losartan Oral Suspension)

SCN-102, with the brand name ArbliTM, is an oral liquid formulation of losartan potassium for (i) treatment of hypertension, to lower blood pressure in adults and children greater than 6 years old, (ii) reduction of the risk of stroke in patients with hypertension and left ventricular hypertrophy, and (iii) treatment of diabetic nephropathy with an elevated serum creatinine and proteinuria in patients with type 2 diabetes and a history of hypertension. SCN-102 was approved by the FDA in March 2025, making SCN-102 the first and only FDA-approved ready-to-use oral liquid losartan in the U.S. market.

Losartan is classified as an angiotensin receptor blocker (ARB) for treating hypertension and is one of the highest prescribed molecules for this indication. Current products in the market containing losartan are available only as oral solids, which can be further compounded to a liquid formulation. ArbliTM is the first liquid formulation of losartan on the U.S. market that does not require compounding and has reduced dosing volume and long-term shelf life at room temperature storage.

SCN-102 has two formulation composition and method of use patents listed in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations, commonly referred to as the “orange book”: (i) Patent #: 11,890,273, Issue Date: February 6, 2024, titled “LOSARTAN LIQUID FORMULATIONS AND METHODS OF USE”, Expiration Date: October 7, 2041 and (ii) Patent # 12,156,869; Issue Date: December 3, 2024, titled “LOSARTAN LIQUID FORMULATIONS AND METHODS OF USE”.

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SCN-104 (Multi-dose Dihydroergotamine Mesylate (“DHE”) injection pen)

The SCN-104 injection pen is a disposable, multiple fixed dose, single entity combination product comprised of a small molecule drug that is administered using a customized injection pen. SCN-104 is a drug product containing DHE as the active ingredient. The mechanism of action of SCN-104 is mediated through DHE and is the same as that of DHE. DHE is available in the market as a single dose nasal spray, which has a high degree of variability in clinical outcomes. While DHE is also available in the market as single dose ampoules for injection, we believe that the process of dose withdrawal from the ampoule followed by self-injection at the time of intense need is cumbersome and difficult for the patient. We believe that the SCN-104 multi-dose self-injection pen is easy to use, provides enhanced patient convenience, and provides for consistent and accurate delivery of doses. The SCN-104 injection pen is being developed via the 505(b)(2) regulatory pathway for the acute treatment of migraine headaches with or without aura and the acute treatment of cluster headache episodes.

As shown in third party studies of DHE, SCN-104’s mechanism of action for its antimigraine effect is due to its potential action as an agonist at the serotonin 5-HT1D receptors. SCN-104 is intended for subcutaneous administration. SCN-104 is also intended for acute use and is not intended for chronic administration. Scienture, LLC has conducted two preclinical studies of SCN-104 and the SCN-104 injection pen: (i) a 30-day repeated dose toxicity study of dimethyl sulfoxide and caffeine following thrice daily, 3 times per week subcutaneous administration in Sprague-Dawley rats and (ii) a 30-day repeated dose toxicity study of dimethyl sulfoxide and caffeine following thrice daily, 3 times per week subcutaneous administration in Göttingen minipigs. Both studies support a conclusion that SCN-102 is considered to have no toxicological significance across hematology, coagulation parameters, clinical chemistry and urinalysis.

Scienture, LLC has had discussions with the FDA regarding its development program for SCN-104, with the FDA indicating that the reference product selected for a comparative regulatory study and proposed plan for manufacturing New Drug Application registration batches are acceptable. The FDA also provided Scienture, LLC with feedback on nonclinical safety studies and stability testing. Scienture, LLC is working to scale the formulation to enable future commercial scale production and the pen has been optimized for commercial use. Currently, Scienture, LLC is focused on planning bioequivalence studies and increasing manufacturing activities for the SCN-104 injection pen. Scienture, LLC plans to initiate a Phase 1 single dose study in healthy adults in 2026, following submission of an Investigational New Drug application (an “IND”), if the IND is cleared by the FDA.

SCN-104 has a formulation composition and method of use application pending in the U.S. (Appl. No. 17/757,924; Filing Date: June 23, 2022; Expiration Date: June 15, 2035).

SCN-106 (Potential Biosimilar)

Scienture, LLC is developing a potential biosimilar, SCN-106, based on Cathflo Activase, a reference product that is a thrombolytic agent that binds to fibrin in clots and converts entrapped plasminogen to plasmin. SCN-106 is a sterile, purified glycoprotein that is synthesized using the complementary DNA for natural human tPA obtained from a Chinese hamster ovary cell-line.

Scienture, LLC is working with Anthem Biosciences Pvt, Ltd. to develop a biosimilar product that utilizes the same mechanism(s) of action for the proposed condition of use, and has the same route of administration, dosage form, and strength as the reference product. The development program is focused on establishing the analytical similarity of SCN-106 to the reference product. Multiple clones of CHO cells have been produced to synthesize lots of SCN-106 which were screened for similarity to the reference product for several key biochemical quality attributes as well as overall protein yield and finalization of a lead clone.

Scienture, LLC completed a Biosimilar Initial Advisory meeting with the FDA in June 2023 to discuss the development program, non-clinical, and clinical studies required for regulatory approval. As a result of this meeting, Scienture, LLC learned that its analytical strategy for initiating analytical similarity studies between SCN-106 and a proposed biosimilar product is acceptable. Scienture, LLC also learned that SCN-106 is suitable for further development and received guidance from the FDA on a comparable clinical study needed to demonstrate biosimilarity of SCN-106 and the reference product.

SCN-106 is a potential biosimilar and considered by the Company to be part of its product development portfolio, however the Company is not pursuing patent protection for this product.

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SCN-107 (Bupivacaine Long-Acting Injection)

SCN-107 is a long-acting injection suspension formulation of a non-opioid analgesic that is indicated for postsurgical local and regional analgesia. Scienture, LLC’s long-acting formulation, SCN-107, is a novel microsphere-based formulation of bupivacaine that comprises the drug in polymer-based microspheres and is intended to provide pain management over a period of 5-7 days. The product candidate is designed to potentially provide longer term post-surgical pain relief compared to the currently available products in the market.

Based on initial discussions with FDA regarding this program, Scienture, LLC believes this product candidate would require at least one Phase 3 clinical trial to support submission of a marketing application. Scienture, LLC anticipates submitting an IND and, if cleared by the FDA, initiating a Phase 1 single dose study in healthy adults in 2025 to conduct an initial assessment of safety and tolerability of SCN-107.

Scienture, LLC has entered into Feasibility Study and Animal Trial Material Manufacturing Agreement with Innocore Technologies, B.V. (“Innocore”), as amended on December 2, 2022 (the “Innocore License”), for certain intellectual property rights associated with SCN-107. Under the Innocore License, Innocore granted Scienture, LLC a worldwide exclusive, milestone, royalty-bearing and sublicensable license to certain patent rights for the research and development of SCN-107 in postsurgical local and regional analgesia. Pursuant to the Innocore License, Scienture, LLC is required to make low single-digit percentage royalty payments based on annual net sales of licensed products for the first three years of sales on a country-by-country basis, subject to a low single digit increase as of the fourth year of sales on a country-by-country basis.

SCN-107 has a formulation composition and method of use application pending in the U.S. (Appl. No. 17/996,995; Filing Date: October 24, 2022; Expiration Date: on or after April 22, 2041). Applications in Canada and Europe are currently pending. As described above, the Company licenses certain patent rights from Innocore for the research and development of SCN-107.

The Selling Stockholder Transactions

Consulting Agreement

As disclosed in a Current Report on Form 8-K filed by the Company with the SEC on July 31, 2025, the Company previously entered into a consulting agreement with Suren Ajjarapu (as amended, the “Consulting Agreement”). The terms of the Consulting Agreement automatically became effective upon Mr. Ajjarapu voluntarily resigning as the Company’s Chief Executive Officer and Chairman of the Board effective May 16, 2025. As consideration for Mr. Ajjarapu providing services under his Consulting Agreement, the Company agreed to issue 1,018,703 shares of Common Stock to Mr. Ajjarapu. These shares of Common Stock were not registered under the Securities Act and were offered pursuant to an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated under the Securities Act.

The Consulting Agreement is filed as Exhibit 10.1 to the registration statement of which this prospectus forms a part. The above summary of such agreements and documents does not purport to be complete and is qualified in its entirety by reference to such form of Purchase Agreement, which is incorporated herein by reference.

Common Stock Purchase Agreements

In July 2025, the Company’s board of directors approved an offering by the Company of shares of the Company’s Common Stock in an aggregate amount of up to $3,000,000 pursuant to a form of Common Stock Purchase Agreement (the “Purchase Agreement”).

Commencing July 18, 2025, the Company entered into Purchase Agreements with each Selling Stockholder whereby the Company agreed to sell, and the Selling Stockholders agreed to purchase, an aggregate of 1,078,614 Shares for a price per Share of $1.59, the closing price of the Company’s Common Stock on July 11, 2025. We collectively refer to these transactions as the “Stock Purchase Transactions.”

As a result of the Stock Purchase Transactions, the Company received aggregate gross proceeds of approximately $1.7 million. As of the date of this prospectus, the Company has terminated this offering of shares of its Common Stock. The Company used the proceeds received from the Stock Purchase Transactions for working capital, debt repayment, capital expenditures, product development, and other general corporate purposes. The Company has not allocated specific amounts of net proceeds for any of these purposes.

The Purchase Agreements contain certain customary representations, warranties, and covenants by us and the investors. In connection with the Purchase Agreement, the Company agreed to file as soon as practicable a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) providing for the resale by the Selling Stockholders of the Shares. The registration statement of which this prospectus forms a part is being filed to satisfy this obligation. The Company has agreed to use commercially reasonable efforts to cause the registration statement of which this prospectus forms a part to become effective as soon as possible and to keep such registration statement effective at all times until each Selling Stockholder does not own the Shares purchased by such Selling Stockholder.

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We and each Selling Stockholder has also agreed to, among other things, indemnify and hold harmless the other party and such party’s affiliates, directors, officers, employees, and agents from and against any and all liabilities, obligations, claims, contingencies, taxes, fines, deficiencies, demands, assessments, losses (including diminution in value), damages (including incidental and consequential damages), costs and expenses, including, without limitation, all corrective and remedial actions, all court costs and reasonable attorneys’ fees, and all reasonable amounts paid in investigation, defense, or settlement of the foregoing) that constitute, or arise out of or in connection with such party’s: (i) breach of any representation or warranty provided in this Agreement, in each case without giving effect to any qualification as to materiality, for purposes of determining whether there has been a breach or inaccuracy or the amount of any loss; or (ii) any default in the performance or observance of any covenant or other agreement in this Agreement

The securities issued pursuant to the Purchase Agreement were not registered under the Securities Act and were offered pursuant to an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated under the Securities Act.

The form of Purchase Agreement is filed as Exhibit 10.2 to the registration statement of which this prospectus forms a part. The above summary of such agreements and documents does not purport to be complete and is qualified in its entirety by reference to such form of Purchase Agreement, which is incorporated herein by reference.

THE OFFERING

Terms of the Offering	The Selling Stockholders and any of their pledgees, assignees and successors-in-interest will determine when and how they sell the Shares offered in this prospectus and may, from time to time, sell any or all of their shares covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions. These sales may be at fixed or negotiated prices. See the section of this prospectus entitled “Plan of Distribution” for more information.

Common Stock offered by Selling Stockholder	Up to 2,097,317 shares of Common Stock.

Common Stock outstanding prior to this offering	20,751,411 shares of Common Stock (as of August 13, 2025).

Common stock to be outstanding after this offering	20,751,411 shares of Common Stock, assuming the sale of all of the Shares.

Use of proceeds

We will not receive any proceeds from the sale of the Shares offered by the Selling Stockholders. We received approximately $1.7 million in connection with our initial sale of the Shares to the Selling Stockholders.

We expect to use proceeds from our initial sales of the Shares to the selling Stockholders for general corporate and working capital purposes. See the section of this prospectus entitled “Use of Proceeds” on page 9 for more information.

Risk factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our Common Stock.

Market for the Common Stock	Our Common Stock is traded on Nasdaq under the symbol “SCNX”.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, on file with the SEC, and those risk factors identified in reports subsequently filed with the SEC, including our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus. All of these risk factors are incorporated herein in their entirety. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus. For more information, see “Where You Can Find More Information.”

Risks Related to This Offering

The Selling Stockholders may choose to sell the Shares at prices below the current market price of our Common Stock.

The Selling Stockholders are not restricted as to the prices at which they may sell or otherwise dispose of the Shares covered by this prospectus. Sales or other dispositions of the Shares below the then-current market price of the Common Stock could adversely affect the market price of our Common Stock.

Resales of our Common Stock in the public market by our stockholders as a result of this offering may cause the market price of our Common Stock to fall.

Sales of substantial amounts of our Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our Common Stock. The issuance of new shares of Common Stock could result in resales of our Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. Furthermore, in the future, we may issue additional shares of Common Stock or other equity or debt securities exercisable or convertible into Common Stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

We will have broad discretion as to the proceeds that we received from the offering and we may not use the proceeds effectively.

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders pursuant to this prospectus. In total, we received approximately $1.7 million in aggregate gross proceeds from the sale of such Shares. We intend to use the net proceeds from the sale of Shares for working capital and general corporate purposes; however, our management will have broad discretion in the application of such proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and we could spend the proceeds in ways our stockholders may not agree with or that do not yield a favorable return, if at all. You will not have the opportunity, as part of your investment decision, to assess whether such proceeds are being used in a manner agreeable to you. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our Common Stock to decline.

Neither we nor the Selling Stockholders have authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus and the registration statement of which this prospectus forms a part. We may receive media coverage regarding our Company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. Neither we nor the Selling Stockholders have authorized any other party to provide you with information concerning us or this offering of Shares, and such recipients should not rely on this information.

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FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this prospectus, regarding the proposed the Company’s future financial performance and the Company’s strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project,” “strive,” “might,” “possible,” “potential,” “predict” or the negative of such terms or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about the Company that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to:

●	Our limited amount of cash;
●	The negative effect on our business and our ability to raise capital that is created by the fact that there is a substantial doubt about our ability to continue as a going concern;
●	Our current lack of revenue generating operations, and risks of our operations not being profitable;
●	Claims relating to alleged violations of intellectual property rights of others;
●	Cybersecurity risks;
●	Risks relating to implementing our acquisition strategies, and, risks related to our ability to integrate the business operations of businesses that we acquire from time to time;
●	Negative effects on our operations associated with the opioid pain medication health crisis;
●	Regulatory and licensing requirement risks;
●	Risks related to changes in the U.S. healthcare environment;
●	The status of our information systems, facilities and distribution networks;
●	Risks associated with the operations of our more established competitors;
●	Healthcare fraud;
●	Inflation, interest rate volatility, governmental responses thereto and macro economic concerns, including our ability to respond to such concerns;
●	Changes in laws relating to our operations;
●	Privacy laws;
●	System errors;
●	Dependence on current management;
●	Our growth strategy and ability to effectively manage our growth;
●	Our ability to maintain compliance with the continued listing standards of Nasdaq and for our common stock to remain listed on Nasdaq; and
●	Other factors discussed in this Report and our Annual Form 10-K for the year ended December 31, 2024.

While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. The forward-looking statements speak only as of the date of this prospectus. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Moreover, because we operate in a very competitive and rapidly changing environment, new risk factors are likely to emerge from time to time. We caution investors not to place undue reliance on these forward-looking statements and urge you to carefully review the disclosures we make concerning risks in this prospectus and in our Annual Report on Form 10-K and other reports filed with the SEC. Readers of this prospectus should also read our other periodic filings made with the SEC and other publicly filed documents for further discussion regarding such factors.

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USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part to the Selling Stockholders to resell the Shares. We will not receive any proceeds from the resale of any Shares offered by this prospectus by the Selling Stockholder. In total, we previously received approximately $1.7 million of aggregate gross proceeds from the sale of the Shares. We intend to use the proceeds from the sale of the Shares for cash for general corporate and working capital purposes.

The Selling Stockholders will pay all incremental selling expenses relating to the sale of the Shares, including underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Stockholders. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

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SELLING STOCKHOLDERS

The Selling Stockholders listed in the table below may from time to time offer and sell any or all of the Shares set forth below pursuant to this prospectus. When we refer to the Selling Stockholders in this prospectus, we refer to the individuals listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Stockholders’ interest in the Shares after the date of this prospectus.

The following table sets forth certain information provided by or on behalf of the Selling Stockholders concerning the Shares that may be offered from time to time by the Selling Stockholders pursuant to this prospectus. The Selling Stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their Shares or other Company securities after the date on which they provided us with information regarding such securities. Moreover, the Shares identified below include only the Shares being registered for resale and may not incorporate all shares of Common Stock or other securities of the Company deemed to be beneficially held by the Selling Stockholders. Any changed or new information given to us by the Selling Stockholders, including regarding the identity of, and the securities held by, the Selling Stockholders, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. The Selling Stockholders may sell all, some or none of the Shares in this offering. See the section of this prospectus entitled “Plan of Distribution.”

Other than as described below or elsewhere in this prospectus, the Selling Stockholders do not have any material relationship with us or any of our predecessors or affiliates. The shares of Common Stock beneficially owned by the Selling Stockholders are determined under rules promulgated by the SEC.

Name and address of Selling Stockholder	Number of Shares Owned Prior to the Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Owned After Offering(1)	Percent of Shares Owned After Offering(1)

Sandhya Ajjarapu Revocable Trust 2007(2)	702,086	702,086	—	—
Blue Cap Ventures, LLC(2)	631,082	631,082	—	—
Nimesh Sheth(3)	125,786	125,786	—	—
Jinal Sheth(4)	157,233	157,233	—	—
Chintan Shah(5)	157,232	157,232	—	—
Sandeep Gupta(6)	101,713	62,893	38,820	—
Jayprakash Kothari(7)	120,754	120,754	—	—
Puja Kothari(8)	40,251	40,251	—	—
Bina Punit Thakrar and Punit C. Thakrar(9)	299,349	100,000	199,349	—

(1)	Assumes that the Selling Stockholder will sell all of the Shares offered by it under this prospectus.
(2)	Includes 702,086 shares of common stock issued under the Consulting Agreement. The principal business address for the Selling Stockholder is 19814 Sea Rider Way, Lutz, FL 33558.
(2)	Includes (i) 316,617 shares of common stock issued under the Consulting Agreement and (ii) 314,465 shares of common stock issued under the Purchase Agreement. [●] have shared power to vote and/or dispose of the Shares beneficially owned by Blue Cap Ventures, LLC. [●] each disclaim beneficial ownership of the Company’s securities reported herein except to the extent of their pecuniary interest therein. The principal business address for the Selling Stockholder is 2861 Executive Dr., STE 210, Clearwater, FL 33762. In connection with the initial sale of a portion of these shares, the Company paid a placement fee equal to $35,000, representing 7% of the aggregate investment amount by Blue Cap Ventures, LLC, to Thunder Rock Capital LLC, a division of Finalis Securities LLC.
(3)	The principal business address for the Selling Stockholder is 583 Johnson Ave., Ronkonkoma, NY 11779.
(4)	The principal business address for the Selling Stockholder is 583 Johnson Ave., Ronkonkoma, NY 11779.
(5)	The principal business address for the Selling Stockholder is 45 River Dr. S, Jersey City, NJ 07310.
(6)	The principal business address for the Selling Stockholder is 621 Lake Drive, Princeton, NJ 08540. The total shares owned by Mr. Gupta includes 38,820 shares of the Company’s common stock beneficially owned by Mr. Gupta prior to Mr. Gupta’s acquisition of the Shares in the Stock Purchase Transactions.
(7)	The principal business address for the Selling Stockholder is 40 Eastwoods Ct., East Hills, NY 11756.
(8)	The principal business address for the Selling Stockholder is 40 Eastwoods Ct., East Hills, NY 11756.
(9)	The principal business address for the Selling Stockholder is B-45, 44th Floor, B-Wing, Ahuja Towers Rajabhau Desai Marg, Prabhadevi Mumbai, Maharashtra, India 400025. The total shares owned by the Selling Stockholder includes 38,820 shares of the Company’s common stock beneficially owned by the Selling Stockholder prior to the Selling Stockholder’s acquisition of the Shares in the Stock Purchase Transactions.

PLAN OF DISTRIBUTION

The Selling Stockholders, including their donees, pledgees, transferees or other successors-in-interest selling Shares or interests in Shares received after the date of this prospectus from the Selling Stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of the Shares covered hereby on any stock exchange, market or trading facility on which the Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling the Shares, unless they are contractually bound not to:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of Shares at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell the Shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales of the Shares. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of the Shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Shares or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholders may also sell Shares short and deliver these Shares to close out their short positions, or loan or pledge the Shares to broker-dealers that in turn may sell these Shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the Shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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We agreed to keep this prospectus effective until the earlier of (i) the date on which the Shares may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 under the Securities Act, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Compliance with the Exchange Act, including Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. Our SEC file number is 001-39199. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, (i) on or after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement and (ii) on or after the date of this prospectus but before the completion or termination of this offering:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 26, 2025;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 12, 2025;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, filed with the SEC on August 12, 2025;

●	Our Current Reports on Form 8-K filed with the SEC on January 8, 2025, January 17, 2025, March 10, 2025, March 13, 2025, March 21, 2025, April 11, 2025, May 22, 2025, July 3, 2025, and July 24, 2025; August 15, 2025; and

●	The description of our capital stock set forth in our Registration Statement on Form S-1, filed with the SEC on April 4, 2025, in the section entitled “Description of Capital Stock.”

Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

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Scienture Holdings, Inc.

Attn: Corporate Secretary

20 Austin Blvd.

Commack, NY 11725

(631) 670-6039

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Dykema Gossett PLLC.

EXPERTS

The consolidated financial statements of Scienture Holdings, Inc. at December 31, 2024, and the consolidated financial statements of Scienture Holdings, Inc. at December 31, 2023, incorporated by reference in this prospectus have been audited by CM3 Advisory, an independent registered public accounting firm, as set forth in its reports thereon, appearing therein, and are included in reliance upon such report given on the authority of such firms as experts in accounting and auditing.

The financial statements of Scienture, LLC (f/k/a Scienture, Inc.) at December 31, 2023, and December 31, 2022, incorporated by reference in this prospectus have been audited by Suri & Co., an independent registered public accounting firm, as set forth in its report thereon, appearing therein, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, which includes amendments and exhibits, under the Securities Act and the rules and regulations under the Securities Act for the registration of the securities being offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information that is in the registration statement and its exhibits and schedules. Statements in this prospectus that summarize documents are not necessarily complete, and in each case you should refer to the copy of the document filed as an exhibit to the registration statement. The registration statement and other public filings can be obtained from the SEC’s internet site at www.sec.gov.

As a public company, we are required to file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements on Schedule 14A and other information (including any amendments) with the SEC. You can find the Company’s SEC filings at the SEC’s website at www.sec.gov.

Our Internet address is www.scientureholdings.com. Information contained on our website is not part of this prospectus. Our SEC filings (including any amendments) will be made available free of charge on www.sec.gov, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

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PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered will be borne by Scienture Holdings, Inc. and are set forth in the following table. All amounts except the registration fee are estimated.

Registration fee	$344
Legal fees and expenses	25,000
Accounting fees and expenses	20,000
Printing fees and expenses	5,000

Total	$50,344

* Expenses not presently estimable.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation’s Board of Directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents. Pursuant to the Company’s Certificate of Incorporation:

●	A director of the Company shall, to the fullest extent permitted by the DGCL as it now exists or as it may hereafter be amended, not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exception from liability is not permitted under the DGCL as the same exists or may hereafter be amended; and

●	To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of, and advancement of expenses to, such agents of the Company (and any other persons to which Delaware law permits the Company to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its stockholders and others.

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Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

The indemnification rights set forth above are not exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our amended and Certificate of Incorporation, our amended and restated Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we are not obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the board of directors pursuant to the applicable procedure outlined in the amended and restated bylaws.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the Board of Directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The Company’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the DGCL and also to provide for certain additional procedural protections. The Company also maintains directors’ and officers’ insurance to insure such persons against certain liabilities. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act. However, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Item 16. Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation of the Company, as amended through September 20, 2024 (incorporated by reference to Exhibit 3.1 of the Company’s Form 10-K filed on March 26, 2025).
3.2	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (1-for-6 Reverse Stock Split of Common Stock) filed with the Delaware Secretary of State on February 12, 2020, and effective February 13, 2020 (incorporated by reference to Exhibit 3.3 of the Company’s Form 10-K filed on March 26, 2025).
3.3	Certificate of Amendment of Certificate of Incorporation (changing name TRxADE HEALTH, INC.) (incorporated by reference to Exhibit 3.4 of the Company’s Form 10-K filed on March 26, 2025).
3.4	Form of Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.5 of the Company’s Form 10-K filed on March 26, 2025).
3.5	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.6 of the Company’s Form 10-K filed on March 26, 2025).
3.6	Amended and Restated Bylaws of the Company, as amended through March 24, 2022 (incorporated by reference to Exhibit 3.10 of the Company’s Form 10-K filed on March 26, 2025).
4.1	Certificate of Designation of Series B Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on June 26, 2023).
4.2	Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on October 11, 2023).
4.3	Certificate of Designation of Preference, Rights and Limitations of Series X Non-Voting Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on July 31, 2024).
5.1**	Opinion of Dykema Gossett PLLC.
10.1**	Consulting Agreement, dated July 25, 2024, by and between TRxADE HEALTH, INC. and Surendra K. Ajjarapu, as amended.
10.2#	Form of Common Stock Purchase Agreement by and between Scienture Holdings, Inc. and the investors named therein (incorporated by reference to Exhibit 10.1 of the Company’s Form 10-Q filed on August 12, 2025).
23.1**	Consent of CM3 Advisory.
23.2**	Consent of Suri & Co.
23.3**	Consent of Dykema Gossett PLLC (included as part of Exhibit 5.1).
24.1**	Power of Attorney (reference is made to the signature page of the registration statement).
101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
107**	Calculation of Filing Fee Table

*	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.
** #

Filed herewith.

Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Commack, New York on August 22, 2025.

SCIENTURE HOLDING, INC.

By:	/s/ Narasimhan Mani
Narasimhan Mani
Co-Chief Executive Officer and President
(Principal Executive Officer)

Each person whose signature appears below appoints Narasimhan Mani as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Narasimhan Mani	Co-Chief Executive Officer and President	August 22, 2025
Narasimhan Mani	(Principal Executive Officer)

/s/ Shankar Hariharan	Co-Chief Executive Officer and Executive Chairman	August 22, 2025
Shankar Hariharan	(Principal Executive Officer)

/s/ Eric Sherb	Chief Financial Officer	August 22, 2025
Eric Sherb	(Principal Financial and Accounting Officer)

/s/ Donald G. Fell	Director	August 22, 2025
Donald G. Fell

/s/ Mayur Doshi	Director	August 22, 2025
Mayur Doshi

/s/ Subbarao Jayanthi	Director	August 22, 2025
Subbarao Jayanthi

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